INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No.'s 33-75496, 33-88868 and 33-88878 of Aeroflex Incorporated (formerly ARX, Inc.), each on Form S-8 of our report dated August 12, 1994 on the consolidated financial statements as of June 30, 1994 and for each of the two years then ended, appearing in this Annual Report on Form 10-K of Aeroflex Incorporated for the year ended June 30, 1995.

/s/ DELOITTE & TOUCHE LLP
Jericho, New York
September 25, 1995